EXHIBIT 23
                                ----------

             PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
                FOR FISCAL YEAR ENDED DECEMBER 31, 1998


                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Peoples Bancorp Inc. of our report dated February 8, 1999, included in the 1998 Annual Report to Shareholders of Peoples Bancorp Inc.

We also consent to the incorporation by reference in the Registration Statements pertaining to the Peoples Bancorp Inc. Retirement Savings Plan (Form S-8, No. 33-1803), the Amended and Restated 1993 Stock Option Plan of Peoples Bancorp Inc. (Form S-8, No. 33-67878), the 1995 Stock Option Plan of Peoples Bancorp Inc. (Form S-8, No. 33-59569), the Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (Form S-8, No. 333-43629), the 1998 Stock Option Plan of Peoples Bancorp Inc. (Form S-8, No. 333-62935), the Russell Federal Savings Bank 1995 Stock Option and Incentive Plan (Form S-8, No. 333-63039), and the Peoples Bancorp Inc. Dividend Reinvestment Plan (Form S-3, No. 33-54003) of our report dated February 8, 1999, with respect to the consolidated financial statements of Peoples Bancorp Inc. and Subsidiaries incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1998.


                                    /s/ ERNST & YOUNG LLP
                                        Ernst & Young LLP


Charleston, West Virginia
March 25, 1999